FORM OF NOTE
EXHIBIT A

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE ORIGINAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE ORIGINAL INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER (AS DEFINED IN THE INDENTURE).]1

[UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

BY ACCEPTANCE OF THIS NOTE OR ANY INTEREST HEREIN, EACH PURCHASER AND SUBSEQUENT TRANSFEREE OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED TO THE ISSUER AND THE TRUSTEE THAT EITHER (I) SUCH PURCHASER OR TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF THE CODE OR ERISA (COLLECTIVELY, “SIMILAR LAWS”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF SUCH PLANS, ACCOUNTS AND ARRANGEMENTS (COLLECTIVELY,

_______________________

1.	To be inserted in each Global Note.

2.	To be inserted in each Global Note registered in the name of DTC or its nominee.

“PLANS”), AND NO PORTION OF THE ASSETS USED BY SUCH PURCHASER OR TRANSFEREE TO ACQUIRE AND HOLD THIS NOTE OR ANY INTEREST HEREIN CONSTITUTES ASSETS OF ANY PLAN OR (II) THE PURCHASE AND HOLDING OF THIS NOTE OR ANY INTEREST HEREIN BY SUCH PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY APPLICABLE SIMILAR LAW.

CUSIP No.: [             ]

UNITED CONTINENTAL HOLDINGS, INC.

6.000% SENIOR NOTES DUE 2020

No.  [             ]

UNITED CONTINENTAL HOLDINGS, INC., a Delaware corporation (the “Issuer,” which term includes any successor entity), for value received promises to pay to [         ] or registered assigns, the principal sum of $[            ], on December 1, 2020.

Interest Payment Dates: June 1 and December 1, beginning on June 1, 2014.

Record Dates: May 15 and November 15.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

UNITED CONTINENTAL HOLDINGS, INC.

By:
Name:
Title:

By:
Name:
Title:

Certificate of Authentication

This is one of the 6.000% Senior Notes due 2020 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:  [          ]

(REVERSE OF SECURITY)

6.000% SENIOR NOTES DUE 2020

(1)           Interest.  United Continental Holdings, Inc., a Delaware corporation (the “Issuer”), shall pay interest on the outstanding principal amount of this Note at a rate per annum of 6.000% (calculated on the basis of a 360-day year of twelve 30-day months), payable semi-annually in arrears, on each Interest Payment Date until the principal thereof has been paid in full, commencing on June 1, 2014, to the Person in whose name this Note is registered at the close of business on the Record Date next preceding such Interest Payment Date.  Interest shall accrue on this Note from the most recent date to which interest on this Note has been paid or for which interest has been provided or, if no interest has been paid or provided for hereon, from November 8, 2013.

(2)           Terms of Payment.  Interest on the Notes which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name the Note is registered at the close of business on the Record Date next preceding such Interest Payment Date at the office or agency of the Issuer maintained for such purpose under the Indenture (as such term is defined below); provided, however, that each installment of interest on any Note may be paid at the Issuer’s option by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto, to the address of such Person as it appears on the register for such Note or by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Registrar for such Notes and shall appear on the applicable register.  Payments of principal (and premium, if any) of a Note shall be made against surrender of such Note at the office or agency of the Issuer maintained for such purpose pursuant to the Indenture at the Issuer’s option by check payable to or upon the written order of the Person entitled thereto or by wire transfer to an account of the Person entitled thereto as such account shall be provided to the Registrar for such Notes.  All amounts payable by the Issuer with respect to the Notes shall be in U.S. dollars.

(3)           Registrar and Paying Agent.  Initially, The Bank of New York Mellon Trust Company, N.A., a national banking association, not in its individual capacity but solely as trustee (the “Trustee”), will act as Paying Agent and Registrar for the Notes.  The Issuer may remove any Paying Agent or Registrar without notice to the Holders.

(4)           Indenture.  The Issuer issued the Notes under the Indenture dated as of May 7, 2013 (the “Original Indenture”), among (a) the Issuer, (b) United Airlines, Inc. (the “Guarantor”) and (c) the Trustee, as supplemented by the Second Supplemental Indenture, dated as of November 8, 2013 (the “Second Supplemental Indenture”), among the Issuer, the Guarantor, and the Trustee  (the Original Indenture, as supplemented by the Second Supplemental Indenture, the “Indenture”).  This Note is one of a duly authorized series of notes of the Issuer designated as its 6.000% Senior Notes due 2020.  The Notes are initially limited in aggregate principal amount to $300,000,000.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.  The terms of the Notes include those stated in the Indenture and made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and

Holders of Notes are referred to the Indenture and the TIA for a statement of them.  To the extent any provision of the Notes limits, qualifies or conflicts with another provision which is required to be included in the Indenture by the TIA, the required provision shall control.  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

(5)           Optional Redemption; Change of Control Repurchase.

(a)           The Notes will be redeemable, at the Issuer’s option, in whole at any time or in part from time to time, pursuant to the terms of the Indenture at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes (excluding accrued and unpaid interest to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such redemption date.

(b)           Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of the Notes pursuant to a Change of Control Offer at a purchase price of 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to the date of purchase.

(6)           Denominations; Transfer; Exchange.  The Notes shall be issuable in denominations of $2,000 or an integral multiple of $1,000 in excess thereof.  Where Notes are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes, the Registrar shall register the transfer of or make the exchange if its requirements for such transactions are met.  To permit registrations of transfers and exchanges, the Trustee shall authenticate the Notes at the Registrar’s request.  No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted in the Indenture), but the Issuer may require the payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than with respect to exchanges of temporary securities, securities redeemed in part, or to amend the terms of a Note).  Neither the Issuer nor the Registrar shall be required (a) to register the transfer of, or exchange of any Notes for the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of any Notes selected for redemption and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange of any Notes selected, called or being called for redemption as a whole or the portion being redeemed of any such Notes selected, called or being called for redemption in part.

(7)           Persons Deemed Owners.  The Person in whose name a Note is registered shall be treated as the owner of it for the purpose of receiving payment of principal of (and premium, if any) and interest, if any, on this Note and for all other purposes whatsoever.

(8)           Unclaimed Money.  Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of principal of, or premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust.  Thereafter, the Holder of such Note shall look only to the Issuer for payment thereof, and all liability of the Trustee and such Paying Agent with respect to such money, and all liability of the Issuer as trustee thereof, shall cease.

(9)           Satisfaction and Discharge Prior to Redemption or Stated Maturity.  Subject to certain conditions, the Issuer may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee as trust funds in cash or non-callable Government Securities, or a combination thereof, in an amount sufficient to pay the principal of, and premium if any, and interest on the Notes to redemption or Stated Maturity.

(10)           Amendment; Supplement; Waiver.  Subject to certain exceptions, the provisions of the Indenture relating to the Notes may be amended or supplemented without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default relating to the Notes may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.  Without notice to or consent of any Holder, the Issuer, the Guarantor and the Trustee may amend the Indenture as it applies to any Notes or any of the other terms of such Notes to, among other things, cure any ambiguity or correct or supplement any provision contained in the Indenture or in any Notes which may be defective or inconsistent with any other provision contained therein.

(11)           Defaults and Remedies.  If an Event of Default with respect to the Notes occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy and similar matters with respect to the Issuer, any Significant Subsidiary or any group of the Issuer’s Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), the Trustee or the Holders of at least 25% in principal amount of Notes then outstanding, by written notice to the Issuer (and to the Trustee, if such notice is given by the Holders), may declare the principal amount of, and accrued and unpaid interest on, all the Notes to be due and payable.  Upon such a declaration, such amounts shall be due and payable immediately.  If an Event of Default relating to certain events of bankruptcy and similar matters with respect to the Issuer, any Significant Subsidiary or any group of the Issuer’s Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary occurs, the principal amount of, and accrued and unpaid interest on, all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to the terms of the Indenture, the Trustee is not obligated to exercise any of its rights or powers under the Indenture unless the Holders have offered security or indemnity satisfactory to the Trustee.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in principal amount of the Notes then outstanding to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Notes.  The Trustee may withhold from Holders of Notes notice of any continuing Default with respect to the Notes (except a Default in payment of principal, or premium if any, or accrued and unpaid interest with respect to the Notes) in accordance with the provisions of the Indenture if a committee of the Trustee’s Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

(12)           Trustee Dealings With Issuer.  Subject to certain limitations provided in the Indenture, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

(13)           No Recourse Against Others.  A director, officer, employee or shareholder, as such, of the Issuer or of the Guarantor shall not have any liability for any obligations of the Issuer or the Guarantor under the Notes, the Note Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes and the Note Guarantee.

(14)           Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(15)           Governing Law.  The laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

(16)           Abbreviations and Defined Terms.  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as:  TEN CON (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)           CUSIP Numbers.  The Issuer has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes.  No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice to Holders.  Reliance may be placed only on the other elements of identification printed on the Notes, and any such notice shall not be affected by any defect or omission of such CUSIP numbers.

ASSIGNMENT FORM
If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                                                      , agent to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.1 of the Second Supplemental Indenture, check the box below:

☐ Section 4.1

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.1 of the Second Supplemental Indenture, state the amount you elect to have purchased:

$_______________

Date:  _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:  _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).